SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 7, 2003


                       China Cable and Communication, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                     2-98997-NY                11-2717273
          --------                     ----------                ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      Identification No.)


              Suite 805, One Pacific Place, 88 Queensway, Hong Kong
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (852) 2891-3130
                                                           ---------------

Item 5.  Other Events and Regulation FD Disclosure.
         ------------------------------------------

     On October 7, 2003, the Board of Directors of China Cable and Communication, Inc. (the "Company") elected Zhang Daxing, Kai-Jun Yang and Hong-Tao Li as additional members of its Board of Directors. There are now seven members of the Company's Board of Directors.

     Mr. Zhang Daxing is the beneficial owner of approximately 50% of the outstanding common stock of China Convergent Corporation Limited ("CCCL"), a Bermuda corporation listed on the Australian Stock Exchange. CCCL is the beneficial owner of a majority of the outstanding shares of the common stock of the Company. Mr. Zhang Daxing also is the Chairman of the Board of Directors of CCCL and has over 20 years of experience in business administration in the People's Republic of China ("PRC").

     Mr. Kai-Jun Yang has over 25 years of experience in finance and corporate management. He held various senior management positions in various enterprises with different industries in the PRC. He is the financial controller of Beijing Tung Wah Investment Company Limited, a company established in Beijing. He is also a member of the Board of Directors of CCCL.

     Mr. Hong-Tao Li has over 12 years of experience in direct investment and corporate management. He is the general manager of Beijing Tung Wah Investment Corporation Limited and a member of the Board of Directors of CCCL.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CHINA CABLE AND COMMUNICATION, INC.



                                   By: /s/  Yau-Sing Tang
                                       -----------------------------------------
                                            Yau-Sing Tang, Chairman and CFO